Exhibit 32

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bear Lake Recreation, Inc. (the "Registrant") on Form 10-KSB/A for the year ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Wayne Bassham, President and Todd Albiston, Secretary/Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: 8/30/2005                          /s/Wayne Bassham
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                                          Wayne Bassham
                                          President and Director


Dated: 8/30/2005                          /s/Todd Albiston
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                                          Todd Albiston
                                          Secretary and Treasurer